Exhibit 4.3

ANNEX 1

ELECTRICITY ACT 1989
SECTION 6(1)(c)

ELECTRICITY DISTRIBUTION LICENCE {"ANNEX 1 THE DISTRIBUTION LICENCE" }

FOR

NORWEB PLC

PART I - TERMS OF THE LICENCE

PART II – THE STANDARD CONDITIONS

PART III – AMENDMENTS TO STANDARD CONDITIONS

PART IV – SPECIAL CONDITIONS

SPECIAL CONDITION B – RESTRICTION OF DISTRIBUTION CHARGES

SPECIAL CONDITION C – RESTRICTION OF DISTRIBUTION CHARGES:
ADJUSTMENTS

SPECIAL CONDITION D – INFORMATION TO BE PROVIDED TO THE AUTHORITY

SPECIAL CONDITION E – ALLOWANCE IN RESPECT OF SECURITY COSTS

SPECIAL CONDITION F – DURATION OF CHARGE RESTRICTION CONDITIONS

SCHEDULE A – SUPPLEMENTARY PROVISIONS OF THE CHARGE RESTRICITION
CONDITONS

SCHEDULE 1 – SPECIFIED AREA

SCHEDULE 2 – REVOCATION

SCHEDULE 3 – DISTRIBUTION SERVICES AREA

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PART I - TERMS OF THE LICENCE

1.	This licence, treated as granted under section 6(1)(c) of the electricity act 1989 (“the act”), authorises NORWEB plc (a company registered in England and Wales under number 2366949) (“the licensee”) whose registered office is situated at Dawson House, Great Sankey, Warrington, Cheshire WA5 3LW to distribute electricity for the purpose of giving a supply to any premises in the specified area in schedule 1 or enabling a supply to be so given during the period specified in paragraph 3 below, subject to:

(a) the standard conditions of electricity distribution licences referred to in Part II below, which shall have effect in the licence subject to such amendments (if any) as are set out in Part III below (together “the conditions”);

(b) the special conditions, if any, set out in Part IV below (“the special conditions”);

(c) such Schedules hereto, if any, as may be referenced in the conditions, the special conditions or the terms of the licence.

2.	This licence is subject to transfer, modification or amendment in accordance with the provisions of the Act, the special conditions or the conditions.

3.	This licence, unless revoked in accordance with the terms of Schedule 2, shall continue until determined by not less than 25 years’ notice in writing given by the Authority to the licensee.

4.	The provisions of section 109(1) of the Act (Service of documents) shall have effect as if set out herein as if for the words “this Act” there were substituted the words “this licence”.

5.	Without prejudice to sections 11 and 23(1) of the Interpretation Act 1978, Part I to IV inclusive of, and the Schedules to, this licence shall be interpreted and construed in like manner as an Act of Parliament passed after the commencement of the Interpretation Act 1978.

6.	References in this licence to a provision of any enactment, where after the date of this licence –

(a) the enactment has been replaced or supplemented by another enactment, and

(b) such enactment incorporates a corresponding provision in relation to fundamentally the same subject matter,

shall be construed, so far as the context permits, as including a reference to the corresponding provision of that other enactment.

7.	Pursuant to paragraph 5 of standard condition 2 (Application of Section C (Distribution Services Obligations)) of the Electricity Distribution Licence the “distribution services area” is specified in Schedule 3 hereto.

Pursuant to a licensing scheme made by the Secretary of State under Part II of Schedule 7 to the Utilities Act 2000 on 28 September 2001 this licence was made and is treated as granted under section 6(1)(c) of the Electricity Act 1989.

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PART II – THE STANDARD CONDITIONS

Standard conditions in effect in this licence

Section A	Section B	Section C

Standard condition 1	Standard condition 4	Standard condition

Standard condition 2	Standard condition 4A	Standard condition

Standard condition 3	Standard condition 4B	Standard condition

	Standard condition 4C	Standard condition

	Standard condition 5	Standard condition

	Standard condition 6	Standard condition

	Standard condition 7	Standard condition

	Standard condition 8	Standard condition

	Standard condition 9	Standard condition

	Standard condition 9A	Standard condition

	Standard condition 10	Standard condition

	Standard condition 11	Standard condition

	Standard condition 12	Standard condition

	Standard condition 12A	Standard condition

	Standard condition 13	Standard condition

	Standard condition 14	Standard condition

	Standard condition 15	Standard condition

	Standard condition 16	Standard condition

	Standard condition 17	Standard condition

	Standard condition 18	Standard condition

	Standard condition 19	Standard condition

	Standard condition 20	Standard condition

Standard condition 21

Standard condition 22

Standard condition 23

Standard condition 24

Standard condition 25

Standard condition 26

Standard condition 29

Note: A copy of the current standard conditions of electricity distribution licences can be inspected at the principal office of the Authority. The above list is correct at the date of this licence but may be changed by subsequent amendments or modifications to the licence. The authoritative up-to-date version of this licence is available for public inspection at the principal office of the Authority.

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PART III – AMENDMENTS TO THE STANDARD CONDITIONS

There are no amendments to the standard conditions of electricity distribution licences.

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PART IV - SPECIAL CONDITIONS

Special Condition A: Definitions and interpretation

1.	Unless the context otherwise requires, words and expressions used in the standard conditions of this licence shall bear the same meaning in these Special Conditions.

2.	Special Conditions B to F and Schedule A to those Conditions shall only apply to the distribution services area (as defined in standard condition 1 (Definitions and Interpretation)) of the licensee.

3	In Special Conditions B to F and Schedule A to those Conditions:

“attributed”	means when used in relation to transmission connectionpoint charges or remote transmission asset rentals ordistribution losses, attributed in accordance with theprinciples set out in Part A of Schedule A and attribute,attributed, attributable and attribution shall be construedaccordingly.

“average charge per unit distributed”	means the distribution revenue in the relevant yeardivided by the regulated quantity distributed in that year.

“average specified rate”	means the average of the daily base rates of BarclaysBank plc current from time to time during the period inrespect of which the calculation falls to be made.

“charge restriction conditions”	means Special Conditions A to F inclusive together withSchedule A to this licence, as from time to time modifiedor replaced in accordance with the provisions of the Act.

“distribution losses”	means units unaccounted for on the licensee’sdistribution system, measured as being the differencebetween the units metered on entry into the system andthe units metered on leaving the system.

“distribution revenue”	means the revenue (measured on an accruals basis)derived by the licensee from the provision of distributionservices in the relevant year, after deduction of:

(i) an amount equal to such part of the total amountpayable in that relevant year to the transmissioncompany (measured on an accruals basis) in respectof transmission connection point charges and remote

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transmission asset rentals and which would otherwise be included in distribution revenue by reason of being recovered in that relevant year by the licensee in its use of system charges, as falls to be attributed to the regulated quantity distributed in that relevant year; and

	(ii)	value added tax (if any) and any other taxes based directly on the amounts so derived.

“distribution services”		means all services provided by the licensee as part of its distribution business other than excluded services.

“EHV premises”		means those premises to which units are delivered by the licensee which fall to be treated as EHV premises in accordance with Part B of Schedule A.

“EHV units”		means units distributed by the licensee which are delivered or deemed to be delivered to EHV premises.

“eleventh relevant year”		means the relevant year commencing 1st April 2000.

“excluded services”		means those services provided by the licensee which in accordance with the principles set out in Part C of Schedule A fall to be treated as excluded services.

“HV units”		means units (other than EHV units) distributed by the licensee which are delivered to premises connected to the licensee’s distribution system at a voltage at or higher than 1000 volts.

“LV units”		means units distributed by the licensee which are delivered to premises connected to the licensee’s distribution system at a voltage less than 1000 volts.

“LV1 units”		means LV units which are distributed by the licensee outside night-time periods to domestic premises or small premises (other than domestic premises) where the appropriate use of system charges apply different rates in night-time periods as opposed to other times of day, for the avoidance of doubt including the use of system charges under the tariffs specified in paragraph D2 of Part D of Schedule A.

“LV2 units”		means LV units which are distributed by the licensee to domestic premises or small premises (other than

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domestic premises):

(a) During night-time periods, where the appropriate use of system charges apply different rates in night-time periods as opposed to other times of the day; or

(b) Where the appropriate use of system charges are incorporated into tariffs which restrict availability of supply to specified off-peak periods,

for the avoidance of doubt including the use of system charges under the tariffs specified in paragraph D3 of Part D of Schedule A.

“LV3 units”	means LV units other than LV1 and LV2 units, for the avoidance of doubt including units distributed under the tariffs specified in paragraph D4 of Part D of Schedule A.

“maximum average charge per unit distributed”	means the charge calculated in accordance with the formula in paragraph 1 of Special Condition B (Restriction of distribution charges).

“metered”	means in relation to any quantity distributed as measured by a meter installed for such purpose or (where no such meter is installed or it is not reasonably practicable to measure the quantity by such meter) as otherwise reasonably calculated.

“regulated distribution unit category”	means as the case may be HV units or LV1 units or LV2 units or LV3 units.

“regulated quantity distributed”	means the aggregate quantity of units distributed (for any person under use of system) by the licensee through the licensee’s distribution system in relevant year t metered at exit points on leaving the licensee’s distribution system but excluding for this purpose:

(a) Units distributed for the purpose of supply to premises outside the licensee’s distribution services area; and

(b) EHV units.

“relevant year”	means a financial year commencing on or after 1st April

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1990.

		“relevant year t”	means that relevant year for the purposes of which any calculation falls to be made; “relevant year t-1” means the relevant year preceding relevant year t or, in respect of the period prior to 1st April 1990, the period of 12 calendar months commencing on 1st April 1989; and similar expressions shall be construed accordingly.

		“remote transmission asset rental”	means any rent or other periodic payment payable by the distribution business of the licensee to the transmission company in respect of remote transmission assets forming part of the licensee’s distribution system.

		“transmission connection point charges”	means charges levied by the transmission company as connection charges by direct reference to the number or nature of the connections between the licensee’s distribution system and the transmission system and payable by the distribution business of the licensee.

		“unit”	means a kilowatt hour.

3.	Any reference in these Special Conditions to -

	(a)	a provision thereof;
	(b)	a provision of the standard conditions of electricity distribution licences;
	(c)	a provision of the standard conditions of electricity supply licences;
	(d)	a provision of the standard conditions of electricity generation licences;
	(e)	a provision of the standard conditions of electricity transmission licences;

shall, if these or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these or the standard conditions in question as modified.

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Special Condition B: Restriction of distribution charges - See Amendments

Basic Formula

1.	Without prejudice to Special Condition E (Allowance in respect of security costs), the licensee shall in setting its charges for the provision of distribution services use its best endeavours to ensure that in any relevant year the average charge per unit distributed shall not exceed the maximum average charge per unit distributed calculated in accordance with the following formula:

2.	For the purposes of paragraph 1, Mdt means the maximum average charge per unit distributed in relevant year t.

Formula for Pdt as used in paragraph 1

3.	For the purposes of paragraph 1, Pdt is derived from the following formula:

where:

	PUM	means the amount set against that term in the part of Annex A to this Condition that applies to the licensee.

	GRt	in the eleventh relevant year has the value of 1 and in each subsequent relevant year is derived from the following formula:

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where [S1]

means the summation across all regulated distribution unit categories i as described in the definition of the term Poi.

Poi	means, in respect of each regulated distribution unit category i set out in column 1 under that term in the part of Annex A to this Condition which applies to the licensee, the value opposite that category in column 2.

Dit	means that number of units in each regulated distribution unit category i distributed in relevant year t.

Dit-1	means that number of units in each regulated distribution unit category i distributed in relevant year t-1.

Cdt	means a notional figure, representing the number of customers in the distribution services area (for the purpose of this term Cdt only) for each relevant year, given in the table appearing under that term in the part of Annex A to this Condition that applies to the licensee.

Cdt-1	means the number equal to Cdt in relevant year t-1.

PIDt	in the eleventh relevant year has the value of 1 and in each subsequent relevant year is derived from the following formula:

where

RPIt	means the percentage change (whether of a positive or a negative value) in the arithmetic average of the Retail Price Index numbers published or determined with respect to each of the six months July to December (inclusive) in relevant year t-1 and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year t-2.

Xdt	shall equal 3.

PL	means an amount equal to 2.9p.

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	ALt	means an amount (in units) representing allowed distribution losses in relevant year t, being the allowed percentage of the adjusted units distributed (calculated as provided in paragraph E5 of Part E of Schedule A) where, in respect of each relevant year t, the allowed percentage shall equal that percentage which the aggregate of adjusted distribution losses (calculated as provided in paragraphs E2 to E5 of Part E of Schedule A) over the 10 preceding relevant years bears to the aggregate of adjusted units distributed (calculated as aforesaid) over the corresponding relevant years.

	Lt	means in respect of relevant year t, adjusted grid supply point purchases less adjusted units distributed (calculated as provided in paragraphs E2 to E5 of Part E of Schedule A).

	PILt	is derived from the following formula:

where, for the eleventh relevant year, PILt-1 equals 1.

	Dt	means the regulated quantity distributed in relevant year t.

Formula for PNdt as used in paragraph 1

4.	For the purposes of Paragraph 1, in the eleventh and subsequent relevant years the term PNdt shall be calculated in accordance with the following formula:

where:

	PS	means an amount equal to £3.25 million for each of the eleventh to the fifteenth relevant years, and thereafter shall be 0.

	PR	means, in the eleventh and all subsequent relevant years, the amount given against the licensee’s name in Annex B to this Condition.

	PIRt	is derived from the following formula:

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where for the ninth relevant year PIRt-1 equals 1

Formula for PMdt as used in Paragraph 1

5.	For the purposes of paragraph 1, PMdt is derived from the following formula:

where:

	RMdt		means an amount equal to the licensee’s relevant reduction in costs in relevant year t, resulting from the fact that the licensee has ceased to provide meter provision services and meter operation services (as defined in paragraph 1 of standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services)) in respect of customers in respect of whom it provided meter provision services and meter operation services at 31 March 2000. The licensee’s relevant reduction in costs shall be calculated in real terms, and shall be the amount, if any, by which the licensee’s cash operating costs (excluding costs of a non-recurring nature) of providing such services in the relevant year t fall short of its cash operating costs (excluding costs of a non-recurring nature) of providing such services in the tenth relevant year, to the extent that such shortfall is attributable to the fact that the licensee has ceased, since 31 March 2000, to provide (whether directly or through an agent acting on its behalf) meter provision services and meter operation services in respect of such customers. The licensee’s relevant reduction in costs shall exclude the amount of any reduction in costs in providing any services which constitute excluded services.

Formula for Kdt as used in Paragraph 1

6.	For the purposes of paragraph 1, Kdt means the correction factor per unit (whether of a positive or a negative value) derived, subject to paragraph 3 of Special Condition C (Restriction of distribution charges: adjustments), from the following formula: provided that the value of Kdt for the eleventh relevant year shall be the value of Kdt arising for that year

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from the application of the formula applicable under Licence Condition 3A of the Public Electricity Supply licence previously granted to NORWEB plc in the form of that condition in force on 31 March 2000, but adjusted by adding the amount of TAdt for the tenth relevant year, calculated by the application of the formula applicable under Licence Condition 3A of that Public Electricity Supply licence as then in force:

where:

Rdt-1	means the distribution revenue in relevant year t-1.

Dt-1	means the regulated quantity distributed in relevant year t-1.

Mdt-1	means maximum average charge per unit distributed in relevant year t-1.

Idt	means that interest rate in relevant year t which is equal to, where Kdt (taking no account of Idt for this purpose) has a positive value, the average specified rate plus 4, or where Kdt (taking no account of Idtfor this purpose) has a negative value, the average specified rate.

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MODIFICATION TO THE ELECTRICITY DISTRIBUTION LICENCE ISSUED TO LICENCE HOLDERS HAVING A DISTRIBUTION SERVICES AREA SITUATED IN ENGLAND AND WALES.

SCHEDULE

1.	Paragraph 1 of special condition B (Restriction of distribution charges) shall be amended to read as follows:

Without prejudice to Special Condition E (Allowance in respect of security costs), the licensee shall in setting its charges for the provision of distribution services use its best endeavours to ensure that in any relevant year the average charge per unit distributed shall not exceed the maximum average charge per unit distributed calculated in accordance with the following formula:

2.	In special condition B (Restriction of distribution charges), the following new paragraph 7 shall be inserted after paragraph 6:

Formula for LFdt as used in Paragraph 1

	7.	For the purposes of paragraph 1, for the tenth and preceding relevant years LFdt shall be zero, and for any subsequent relevant year LFdt is derived from the following formula:

where:

	LPdt	means an amount equal to the payments made by the licensee, in the relevant year t, in accordance with its obligations set out in Standard Licence Condition 3 or in respect of the eleventh relevant year attributed to the distribution business of the predecessor company of the licence holder in respect of payments made to the Director General of Electricity Supply under the licence condition entitled ‘Payment of fees’ in the public electricity supply licence referred to in paragraph 6.

	LAdt	is derived from the following formula:

[1]	These terms will only be included if the proposed modification in respect of the incentive scheme has been made or is made on the same day.

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LAdt = PFt.PIFdt

	PFt	means, in respect of each relevant year, the amount given in the table appearing under that term in the part of Annex C to this Condition that applies to the licensee.

	PIFt	is derived from the following formula:

where for the ninth relevant year PIFt-1 equals 1.

3.	The attached table entitled ‘Annex C to special condition B (Restriction of distribution charges)’ shall be inserted after Annex B to special condition B (Restriction of distribution charges).

4.	In paragraph 9 of special condition D (Information to be provided to the Authority in connection with the charge restriction conditions), the following new sub-paragraph (h) shall be inserted after sub-paragraph (g):

(h) the value of the term LFdt together with the value of each of its component parts, as detailed in paragraph 7 of special condition B (Restriction of distribution charges)

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MODIFICATION TO THE ELECTRICITY DISTRIBUTION LICENCE ISSUED TO LICENCE HOLDERS HAVING A DISTRIBUTION SERVICES AREA SITUATED IN ENGLAND AND WALES.

SCHEDULE

1.		Delete paragraph 6 of Special Condition B (Restriction of Distribution Charges) and replace with:

	6.	For the purpose of paragraph 1, Kdtshall mean the correction factor per unit (whether of a positive or negative value) derived, subject to paragraph 3 of Special Condition C (Restriction of distribution charges: adjustments), from the following formula: provided that the value of Kdfor the eleventh relevant year shall be the value of Kdt arising for that year from the application of the formula applicable under Licence Condition 3A of the Public Electricity Supply licence of the predecessor company in the form of that condition in force on 31 March 2000, but adjusted by adding the amount of TAdt for the tenth relevant year, calculated by the application of the formula applicable under Licence Condition 3A of that Public Electricity Supply licence as then in force:

where:

		Rdt-1	means the distribution revenue in relevant year t-1.

		Dt-1	means the regulated quantity distributed in relevant year t-1.

		Mdt-1	means maximum average charge per unit distributed in relevant year t-1.

		Idt	means that interest rate in relevant year t which is equal to, where Kdt (taking no account of Idt for this purpose) has a positive value, the average specified rate plus 4, or where Kdt (taking no account of Idt for this purpose) has a negative value, the average specified rate.

		RAdt-1	in the eleventh relevant year has the value of 0 and in each subsequent relevant year is derived from the following formula:

where:

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	DAdt	means an amount given in the table appearing under that term in the part of Annex D to this Condition that applies to the licensee.

	PBdt	means the amount given in the table appearing under that term in the part of Annex D to this Condition that applies to the licensee.

2.	The attached table entitled ‘Annex D to Special Condition B (Restriction of distribution charges)’ shall be inserted after Annex C to Special Condition B (Restriction of distribution charges).

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ANNEX A to Special Condition B (Restriction of distribution charges)

EASTERN ELECTRICITY LIMITED

		£m

	PUM	287.9

	Cdt for relevant year beginning on

		’000s

	1 April 2000	3249

	1 April 2001	3281

	1 April 2002	3314

	1 April 2003	3347

	1 April 2004	3381

	every subsequent relevant year 3415

P0i

	Column 1	Column 2

	unit category i	value (p)

	LV1	2.0009

	LV2	0.3031

	LV3	1.3431

	HV	0.4584

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EAST MIDLANDS ELECTRICITY DISTRIBUTION PLC

£m

PUM	240.3

Cdt for relevant year beginning on

’000s

1 April 2000	2376

1 April 2001	2400

1 April 2002	2424

1 April 2003	2448

1 April 2004	2472

every subsequent relevant year 2497

P0i

Column 1	Column 2

unit category i	value (p)

LV1	1.6131

LV2	0.5557

LV3	1.5711

HV	0.6350

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LONDON POWER NETWORKS PLC

£m

PUM	220.8

Cdt for relevant year beginning on

’000s

1 April 2000	2072

1 April 2001	2093

1 April 2002	2114

1 April 2003	2135

1 April 2004	2156

every subsequent relevant year 2178

P0i

Column 1	Column 2

unit category i	value (p)

LV1	2.2073

LV2	0.4057

LV3	1.5912

HV	0.5932

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MANWEB PLC

		£m

	PUM	158.0

	Cdt for relevant year beginning on

		’000s

	1 April 2000	1423

	1 April 2001	1437

	1 April 2002	1452

	1 April 2003	1466

	1 April 2004	1481

	every subsequent relevant year 1496

P0i
	Column 1	Column 2

	unit category i	value (p)

	LV1	2.1041

	LV2	0.4323

	LV3	1.7558

	HV	0.5097

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GPU POWER NETWORKS (UK) PLC

		£m

	PUM	243.5

	Cdt for relevant year beginning on

		’000s

	1 April 2000	2303

	1 April 2001	2326

	1 April 2002	2349

	1 April 2003	2373

	1 April 2004	2397

	every subsequent relevant year 2420

P0i
	Column 1	Column 2

	unit category i	value (p)

	LV1	1.9729

	LV2	0.3966

	LV3	1.6108

	HV	0.5992

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NORTHERN ELECTRIC DISTRIBUTION LIMITED

		£m

	PUM	152.6

	Cdt for relevant year beginning on

		’000s

	1 April 2000	1500

	1 April 2001	1515

	1 April 2002	1530

	1 April 2003	1545

	1 April 2004	1561

	every subsequent relevant year 1577

P0i
	Column 1	Column 2

	unit category i	value (p)

	LV1	2.0911

	LV2	0.3273

	LV3	1.9284

	HV	0.4723

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NORWEB plc

		£m

	PUM	208.9

	Cdt for relevant year beginning on
		’000s

	1 April 2000	2250

	1 April 2001	2272

	1 April 2002	2295

	1 April 2003	2318

	1 April 2004	2341

	every subsequent relevant year 2365

P0i

	Column 1	Column 2

	unit category i	value (p)

	LV1	2.1750

	LV2	0.2821

	LV3	1.6304

	HV	0.5335

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SEEBOARD POWER NETWORKS PLC

		£m

	PUM	159.1

	Cdt for relevant year beginning on

		’000s

	1 April 2000	2153

	1 April 2001	2175

	1 April 2002	2196

	1 April 2003	2218

	1 April 2004	2240

	every subsequent relevant year 2263

P0i

	Column 1	Column 2

	unit category i	value (p)

	LV1	1.8735

	LV2	0.3213

	LV3	1.4098

	HV	0.5892

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SOUTHERN ELECTRIC POWER DISTRIBUTION PLC

		£m

	PUM	297.7

	Cdt for relevant year beginning on

		’000s

	1 April 2000	2728

	1 April 2001	2755

	1 April 2002	2783

	1 April 2003	2811

	1 April 2004	2839

	every subsequent relevant year 2867

P0i

	Column 1	Column 2

	unit category i	value (p)

	LV1	2.0600

	LV2	0.3816

	LV3	1.4815

	HV	0.5560

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WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC

£m

PUM	125.6

Cdt for relevant year beginning on

’000s

1 April 2000	998

1 April 2001	1008

1 April 2002	1018

1 April 2003	1028

1 April 2004	1039

every subsequent relevant year 1049

P0i

Column 1	Column 2

unit category i	value (p)

LV1	2.4442

LV2	0.3641

LV3	2.2009

HV	0.7272

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WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC

£m

PUM	171.0

Cdt for relevant year beginning on

’000s

1 April 2000	1369

1 April 2001	1383

1 April 2002	1397

1 April 2003	1410

1 April 2004	1425

every subsequent relevant year 1439

P0i

Column 1	Column 2

unit category i	value (p)

LV1	2.3889

LV2	0.6679

LV3	1.8707

HV	0.5072

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YORKSHIRE ELECTRICITY DISTRIBUTION PLC

£m

PUM	215.4

Cdt for relevant year beginning on

’000s

1 April 2000	2129

1 April 2001	2150

1 April 2002	2172

1 April 2003	2194

1 April 2004	2215

every subsequent relevant year 2238

P0i

Column 1	Column 2

unit category i	value (p)

LV1	1.9497

LV2	0.3271

LV3	1.6654

HV	0.5750

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ANNEX B to Special Condition B (Restriction of distribution charges)

	PR	£M

EASTERN ELECTRICITY LIMITED		2.97

EAST MIDLANDS ELECTRICITY DISTRIBUTION PLC		2.35

GPU POWER NETWORKS (UK) PLC		2.34

LONDON POWER NETWORKS PLC		2.14

MANWEB PLC		1.69

NORTHERN ELECTRICITY DISTRIBUTION PLC		1.76

NORWEB PLC		2.28

SCOTTISH HYDRO-ELECTRIC POWER DISTRIBUTION LIMITED		1.16

SP DISTRIBUTION LIMITED		2.01

SEEBOARD POWER NETWORKS PLC		2.15

SOUTHERN ELECTRIC POWER DISTRIBUTION PLC		2.64

WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC		1.38

WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC		1.65

YORKSHIRE ELECTRICITY DISTRIBUTION PLC		2.19

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ANNEX C TO SPECIAL CONDITION B (RESTRICTION OF DISTRIBUTION CHARGES)

EPN DISTRIBUTION LIMITED (FORMERLY EASTERN ELECTRICITY LIMITED)

PFt

2000/01	£0.731 millions
2001/02	£0.731 millions

subsequent relevant years	£0.731 millions

EAST MIDLANDS ELECTRICITY DISTRIBUTION PLC

PFt

2000/01	£0.532 millions
2001/02	£0.517 millions

subsequent relevant years	£0.517 millions

LONDON POWER NETWORKS PLC

PFt

2000/01	£0.461 millions
2001/02	£0.451 millions

subsequent relevant years	£0.451 millions

SP MANWEB PLC

PFt

2000/01	£0.423 millions
2001/02	£0.414 millions

subsequent relevant years	£0.414 millions

GPU POWER NETWORKS (UK) PLC

PFt

2000/01	£0.511 millions
2001/02	£0.492 millions

subsequent relevant years	£0.492 millions

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NORTHERN ELECTRIC DISTRIBUTION LIMITED

PFt

2000/01	£0.317 millions
2001/02	£0.306 millions

subsequent relevant years	£0.306 millions

UNITED UTILITIES ELECTRICITY PLC (FORMERLY NORWEB PLC)

PFt

2000/01	£0.458 millions
2001/02	£0.438 millions

subsequent relevant years	£0.438 millions

SEEBOARD POWER NETWORKS PLC

PFt

2000/01	£0.423 millions
2001/02	£0.417 millions

subsequent relevant years	£0.417 millions

SOUTHERN ELECTRIC POWER DISTRIBUTION PLC

PFt

2000/01	£0.649 millions
2001/02	£0.649 millions

subsequent relevant years	£0.649 millions

WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC

PFt

2000/01	£0.252 millions
2001/02	£0.247 millions

subsequent relevant years	£0.247 millions

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WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC

PFt

2000/01	£0.288 millions
2001/02	£0.279 millions

subsequent relevant years	£0.279 millions

YORKSHIRE ELECTRICITY DISTRIBUTION PLC

PFt

2000/01	£0.474 millions
2001/02	£0.458 millions

subsequent relevant years	£0.458 millions

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ANNEX D TO SPECIAL CONDITION B (RESTRICTION OF DISTRIBUTION CHARGES)

EPN DISTRIBUTION LIMITED (FORMERLY EASTERN ELECTRICITY LIMITED)

DAdt

2000/01	0.8

Thereafter	0.0

PBdt

2000/01	£1.474 million

Thereafter	0

EAST MIDLANDS ELECTRICITY DISTRIBUTION PLC

DAdt

2000/01	0.8

Thereafter	0.0

PBdt

2000/01	£1.987 million

Thereafter	0

LONDON POWER NETWORKS LIMITED

DAdt

2000/01	0.9

Thereafter	0.0

PBdt

2000/01	£0.123 million

Thereafter	0

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SP MANWEB PLC

DAdt

2000/01	0.8

Thereafter	0.0

PBdt

2000/01	£1.688 million

Thereafter	0

GPU POWER NETWORKS (UK) PLC

DAdt

2000/01	0.8

Thereafter	0.0

PBdt

2000/01	£2.705 million

Thereafter	0

NORTHERN ELECTRIC DISTRIBUTION LIMITED

DAdt

2000/01	0.8

Thereafter	0.0

PBdt

2000/01	£0.998 million

Thereafter	0

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UNITED UTILITIES ELECTRICITY PLC (FORMERLY NORWEB PLC)

DAdt

2000/01	0.8

Thereafter	0.0

PBdt

2000/01	£1.760 million

Thereafter	0

SEEBOARD POWER NETWORKS PLC

DAdt

2000/01	0.8

Thereafter	0.0

PBdt

2000/01	£1.283 million

Thereafter	0

SOUTHERN ELECTRIC POWER DISTRIBUTION PLC

DAdt

2000/01	0.9

Thereafter	0.0

PBdt

2000/01	£0.778 million

Thereafter	0

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WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC

DAdt

2000/01	0.8

Thereafter	0.0

PBdt

2000/01	£1.089 million

Thereafter	0

WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC

DAdt

2000/01	0.8

Thereafter	0.0

PBdt

2000/01	£1.474 million

Thereafter	0

YORKSHIRE ELECTRICITY DISTRIBUTION PLC

DAdt

2000/01	0.8

Thereafter	0.0

PBdt

2000/01	£1.687 million

Thereafter	0

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Special Condition C: Restriction of distribution charges: adjustments

1.	If, in respect of any relevant year, the average charge per unit distributed exceeds the maximum average charge per unit distributed by more than 3 per cent, the licensee shall furnish an explanation to the Authority and in the next following relevant year the licensee shall not effect any increase in charges unless it has demonstrated to the reasonable satisfaction of the Authority that the average charge per unit distributed would not be likely to exceed the maximum charge per unit distributed in that next following relevant year.

2.	If, in respect of any two successive relevant years, the sum of the amounts by which the average charge per unit distributed has exceeded the maximum average charge per unit distributed is more than 4 per cent, then in the next following relevant year the licensee shall, if required by the Authority, adjust its charges such that the average charge per unit distributed would not be likely, in the judgement of the Authority, to exceed the maximum average charge per unit in that next following relevant year.

3.	If, in respect of two successive relevant years, the average charge per unit distributed is less than 90 per cent of the maximum average charge per unit distributed, the Authority, after consultation with the licensee, may direct that in calculating Kdt for the purposes of paragraph 6 of Special Condition B (Restriction of distribution charges) in respect of the next following relevant year, there shall be substituted for Rdt-1 in the formula at paragraph 6 of Special Condition B (Restriction of distribution charges) such figure as the Authority may specify being not less than Rdt-1 and not more than 0.90 (D t-1.Mdt-1).

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Special Condition D: Information to be provided to the Authority in connection with the charge restriction conditions

1.	Where the licensee is intending to make any change in charges for the provision of distribution services regulated under Special Condition B (Restriction of distribution charges) the licensee shall (unless otherwise agreed by the Authority) not later than the date of publication of such charges provide the Authority with:

(a) written forecast of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t in which such a change is to take effect and in respect of the next following relevant year t+1; and

(b) a written estimate of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t-1 immediately preceding the relevant year in which the change is to take effect unless a statement complying with paragraph 7 in respect of relevant year t-1 has been furnished to the Authority before the publication of the proposed change.

2.	[No longer used]

3.	If within three months of the commencement of any relevant year t the licensee has not made any such change in charges as is referred to in paragraph 1, the licensee shall provide the Authority with a written forecast of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t.

4.	The Authority may issue directions providing that any forecast or estimate provided in accordance with paragraphs 1 or 3 shall be accompanied by such information as regards the assumptions underlying the forecast or estimate as may be necessary to enable the Authority to be satisfied that the forecast or estimate has been properly prepared on a consistent basis.

5.	Not later than six weeks after the commencement of each relevant year t, the licensee shall send to the Authority a statement as to:

(a) whether or not the provisions of Special Condition C (Restriction of distribution charges: adjustments) are likely to be applicable in consequence of the average charge per unit distributed in the preceding relevant year t-1 or the two preceding relevant years t-1 and t-2; and

(b) its best estimate as to the relevant correction factor Kdt to be applied in calculating the maximum average charge per unit distributed in respect of the relevant year t.

6.	[No longer used]

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7.	Not later than three months after the end of a relevant year the licensee shall send to the Authority a statement, in respect of that relevant year, showing the specified items referred to in paragraph 9.

8.	The statement referred to in the preceding paragraph shall be:

	(a)	accompanied by a report from the Auditors that in their opinion (i) such statement fairly presents each of the specified items referred to in paragraph 9 in accordance with the requirements of the charge restriction conditions and (ii) the amounts shown in respect of each of those specified items are in accordance with the licensee’s accounting records which have been maintained in respect of the distribution business in accordance with standard condition 42 (Regulatory Accounts) of this licence; and

	(b)	certified by a director of the licensee on behalf of the licensee that to the best of his knowledge, information and belief having made all reasonable enquiries:

		(i)	there is no amount included in its calculations under Special Condition B (Restriction of distribution charges) and Schedule A which represents other than:

(aa) bona fide consideration for the provision of distribution services in the course of its distribution business; or

(bb) an amount permitted under the charge restriction conditions to be so included;

		(ii)	there is no amount included in its calculations of allowed security costs under Special Condition E (Allowance in respect of security costs) which represents other than an amount permitted under the charge restriction conditions to be so included;

		(iii)	no service has been treated as an excluded service which was not properly so treated and no amount included in the revenues in respect thereof represents other than bona fide consideration for the provision of the excluded service to which it relates;

		(iv)	all amounts which should properly be taken into account for the purposes of the charge restriction conditions have been taken into account.

9.	The specified items to be contained in the statement referred to in paragraph 7 shall be the following:

	(a)	the regulated quantity distributed;

	(b)	the quantity distributed in each regulated distribution unit category;

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	(c)	the average charge per unit distributed;

	(d)	the amount in respect of the Terms ALt and Lt, in paragraph 3 of Special Condition B (Restriction of distribution charges) calculated as therein provided;

	(e)	the value of the term TAdt in respect of the tenth relevant year only, together with the value of each of its component parts, as detailed in paragraph 4 of Special Condition B (Restriction of distribution charges) in the form of the licence in force on 31 March 2000;

	(f)	the information referred to at paragraph 8 of Special Condition E (Allowance in respect of security costs);

	(g)	the statements and information referred to in paragraphs A5, B2, C7, D1 and E10 of Schedule A.

10.	Where the Authority issues directions in accordance with paragraph 9 of Special Condition E (Allowance in respect of security costs) or paragraphs A6, B3, C8, D5 or E11 of Schedule A then such directions shall not have effect from a date earlier than the commencement of the relevant year to which the statement last furnished to the Authority pursuant to paragraph 7 prior to the issue of the directions related, unless such statement (or the accompanying report or certificate under paragraph 8) or any statement, report or certificate in respect of an earlier relevant year was incorrect or was misleading in any material respect.

11.	Where the Authority issues such directions as are referred to in the preceding paragraph the Authority may require the licensee to provide a revised statement in respect of such of the specified items as may be affected by the directions, and the licensee shall comply with such request.

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Special Condition E: Allowance in respect of security costs

1.	At any time during a security period, the licensee may give notice in writing to the Authority suspending, with effect from the date of receipt of the notice by the Authority, application of such of the charge restriction conditions as may be specified in the notice for the unexpired term of the security period.

2.	At any time during a security period, the Authority may (having regard to its duties under the Act or under the Utilities Act 2000) by means of directions:

(a) suspend or modify for the unexpired term of the security period the charge restriction conditions or any part or parts thereof; or

(b) introduce for the unexpired term of the security period new charge restriction conditions in either case, so as to make such provision as in the opinion or estimation of the Authority is requisite or appropriate:

(i) to enable the licensee to recover by means of increased charges an amount estimated as being equal to the licensee's allowed security costs during such period;

(ii) to ensure that such part of the amount referred to in sub-paragraph (i) above as is estimated as being equal to the allowed security costs incurred by the licensee as costs in its distribution business are recovered by means of appropriate equitable increases on the charges made by the licensee in its distribution business and the licensee shall comply with the terms of any directions so issued.

3.	At any time following a security period, the Authority may (following such consultation with the licensee and others as the Authority may consider appropriate) issue directions suspending or modifying the charge restriction conditions or any part or parts thereof or replacing such directions as may have been made during the security period and introducing such new charge restriction conditions as in the opinion of the Authority are appropriate in all the circumstances (including at the Authority's discretion an appropriate adjustment having regard to any profit gained or foregone by the licensee during the security period), and the licensee shall comply with any directions so issued.

4.	At any time within three months after the issue of directions by the Authority under paragraph 3, the licensee may serve on the Authority a disapplication request in respect of such of the charge restriction conditions or any part or parts thereof as are specified in the request.

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5.	If within three months of the receipt by the Authority of the disapplication request referred to in paragraph 4, the Authority has either not agreed in writing to such disapplication request or has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the charge restriction conditions, the licensee may deliver one month's written notice to the Authority terminating the application of the charge restriction conditions (or any part or parts thereof) as were specified in the disapplication request

6.	Subject to paragraphs 7 and 9, the licensee shall in any relevant year be entitled to recover an aggregate amount equal to its allowed security costs in that year or (insofar as not previously recovered) any previous year, by means of appropriate equitable increases on the charges made by the licensee in its distribution business.

7.	Paragraph 6 shall not apply in so far as such allowed security costs:

(a) were otherwise recovered by the licensee; or

(b) were taken into account by the Authority in setting charge restriction conditions by means of directions issued under paragraph 3 above.

8.	The licensee shall following the end of each relevant year provide to the Authority, as being one of the specified items to be contained in the statement referred to at paragraph 7 of Special Condition D (Information to be provided to the Authority in connection with the charge restriction conditions), details in respect of that relevant year of:

(a) the amount of the licensee's allowed security costs; and

(b) the aggregate amounts charged under paragraph 6 on account of the licensee's allowed security costs; and

(c) the bases and calculations underlying the increases in charges made by the licensee in its distribution business under paragraph 6.

9.	Where the Authority is satisfied that the licensee has recovered amounts in excess of the allowed security costs, the Authority may issue directions requiring the licensee to take such steps as may be specified to reimburse purchasers from the distribution business for the excess amounts charged to them, and the licensee shall comply with any directions so issued provided that if the excess amounts relate to allowed security costs paid to any authorised electricity operator, the licensee shall not be obliged to make any such reimbursement unless and until it has recovered such costs from the relevant authorised electricity operator.

10.	No amounts charged by the licensee under this Condition (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the charge restriction provisions of Special Condition B (Restriction of distribution charges).

11.	In this Condition:

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“allowed security cost”	shall have the meaning ascribed to that term in the Fuel Security Code.

“security period”	means a period commencing on the date on which any direction issued by the Secretary of State under Section 34(4)(b) of the Act enters into effect and terminating on the date (being not earlier than the date such direction, as varied, is revoked or expires) as the Authority, after consultation with such persons (including without limitation, licence holders liable to be principally affected) as it shall consider appropriate, may with the consent of the Secretary of State by notice to all licence holders determine after having regard to the views of such persons.

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Special Condition F: Duration of charge restriction conditions

1.	The charge restriction conditions shall apply so long as this licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the licensee delivers to the Authority a disapplication request made in accordance with paragraph 2 and:

(a) the Authority agrees in writing to the disapplication request; or

(b) their application (in whole or in part) is terminated by notice given by the licensee in accordance with either paragraph 4 or paragraph 5.

2.	A disapplication request pursuant to this Condition F shall (a) be in writing addressed to the Authority, (b) specify the charge restriction conditions (or any part or parts thereof) to which the request relates and (c) state the date from which the licensee wishes the Authority to agree that the specified charge restriction conditions shall cease to have effect.

3.	Save where the Authority otherwise agrees, no disapplication following delivery of a disapplication request pursuant to this Condition F shall have effect earlier than that date which is the later of:

(a) a date being not less than 18 months after delivery of the disapplication request; and

(b) 31st March 2005.

4.	If the Authority has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the charge restriction conditions before the beginning of the period of 12 months which will end with the disapplication date, the licensee may deliver written notice to the Authority terminating the application of such of the charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

5.	If the Competition Commission makes a report on a reference made by the Authority relating to the modification of the charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the licensee may within 30 days after the publication of the report by the Authority in accordance with Section 13 of the Act deliver to the Authority written notice terminating the application of such charge restriction conditions with effect from the disapplication date or later.

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6.	A disapplication request or notice served under this Condition may be served in respect of a specified geographic area.

SCHEDULE A: SUPPLEMENTARY PROVISIONS OF THE CHARGE RESTRICTION CONDITIONS

Part A. Principles for Attribution

General Principles

A1.	Where for the purposes of the charge restriction conditions, a share of costs borne by the licensee requires to be attributed to any part of the market, the licensee shall make that attribution on a basis which ensures that no more than a fair proportion of those costs, reflecting the costs incurred by the licensee in supplying that part of the market, are so attributed.

A2.	The following paragraphs of this Part of Schedule A are without prejudice to paragraph A1.

Transmission connection point charges and remote transmission asset rentals

A3.	The transmission connection point charges and remote transmission asset rentals requiring to be attributed between the regulated quantity distributed and other quantities distributed shall be attributed in proportion to the transmission connection point and remote transmission asset capacity required for the purpose of distributing those quantities.

Distribution losses

A4.	Where an amount (in units) in respect of distribution losses requires to be calculated and attributed in respect of EHV units and units distributed by the licensee for the purpose of supply to premises outside the licensee’s distribution services area, such calculation and attribution shall be made consistently with the principles underlying the schedule of adjustment factors referred to at sub-paragraph (b) of paragraph 2 of Condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency).

Information to be provided by licensee

A5	The licensee shall following the end of each relevant year furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 7 of Special Condition D (Information to be provided to the Authority in connection with the charge restriction conditions), a statement confirming that the calculation of , the transmission connection point charges, the remote transmission asset rentals and of

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distribution losses was made in accordance with the provisions of this Part of Schedule A.

A6	Where the Authority is satisfied that the basis of calculation or attribution (as the case may be) used by the licensee is not in conformity with paragraph A1, the Authority may issue directions specifying an alternative basis of calculation or attribution, and the basis of calculation or attribution by the licensee (as the case may be) shall be adjusted accordingly with effect from the date of issue of the directions or (subject to paragraph 10 of Special Condition D (Information to be provided to the Authority in connection with the charge restriction conditions)) such other date as may be specified in those directions.

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Part B. EHV premises

B1.	EHV premises shall comprise:

(a) in relation to premises connected to the licensee’s distribution system as at the date this licence enters into force, those premises specified in the list of EHV premises notified in writing to the Authority by the licensee within twenty-eight days after this licence enters into force; and

(b) in relation to premises connected to the licensee’s distribution system which are either first connected or (having been previously connected) have had their connections materially altered following the date this licence enters into force, means premises connected to the licensee’s distribution system as a voltage at or higher than 22 kilovolts or at a sub-station with a primary voltage of 66 kilovolts or above.

B2.	The licensee shall following the end of each relevant year furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 7 of Special Condition D (Information to be provided to the Authority in connection with the charge restriction conditions), a statement listing any changes in the premises falling to be treated as EHV premises.

B3.	Where the Authority is satisfied that any premises treated by the licensee as EHV premises should not in conformity with sub-paragraph B1(b) above be so treated, the Authority may issue directions to that effect, and such premises shall cease to be treated as EHV premises from the date of issue of the directions or (subject to paragraph 10 of Special Condition D (Information to be provided to the Authority in connection with the charge restriction conditions)) such other date as may be specified in those directions.

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Part C. Excluded services

C1.	There may be treated as excluded services provided by the licensee in its distribution business such services in respect of which charges are made which:

	(a)	do not fall within paragraph C2 of this Part; and

	(b)	may (subject to paragraph C8) be determined by the licensee as falling under one of the principles set out in paragraphs C3 to C6 of this Part.

C2.	No service provided by the licensee as part of its distribution business shall be treated as an excluded service in so far as it consists of the provision of services remunerated under the use of system charges in accordance with paragraph 2 of Standard Condition 4 including (without prejudice to the foregoing):

		(i)	(subject to paragraph C3 of this Part) the transport of electricity;

		(ii)	the carrying out of works for the installation of electric lines or electrical plant (not otherwise payable in the form of connection charges);

		(iii)	the carrying out of works or the provision of maintenance or repair or other services for the purpose of enabling the licensee to comply with standard conditions 5, 9, 9A and 15, the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act or any other enactment relating to safety or standards applicable in respect of the distribution business; and

		(iv)	(subject to paragraph C5 of this Part) the provision, installation and maintenance of any meters, switchgear or other electrical plant (not being part of connection charges).

C3.	The licensee may treat as being an excluded service for the purposes of its distribution business the transport of:

	(a)	units of electricity not consumed in the licensee’s distribution services area

	(b)	EHV units, provided that the licensee’s charges for the distribution of such units do not exceed the charging rates underlying the information as to EHV revenue and EHV units distributed given by the licensee to the Authority and used by it for the purposes of setting the term PUM in Special Condition B (Restriction of distribution charges), subject only to such adjustments as may be appropriate in the reasonable opinion of the Authority to reflect material variations between

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the actual charges made and the charging rates underlying the information as to EHV revenue provided to the Authority by the licensee.

C4.	Charges of the type described in paragraph 3 of standard condition 4 and charges in respect of the statements referred to in paragraph 4 of standard condition 4, may each be treated as excluded services for the purposes of the distribution business.

C5.	A service provided by the licensee as part of its distribution business may be treated as an excluded service in so far as it consists in the provision of services (including metering, electric lines or electrical plant) for the specific benefit of any third party requesting the same and not made available by the licensee as a normal part of its distribution business remunerated by use of system charges including (without prejudice to the foregoing):

	(i)	special metering (including “time of day” metering) to facilitate energy saving programmes for the benefit of customers requesting the same;

	(ii)	charges for moving mains, services or meters forming part of the licensee’s distribution system to accommodate extension, re-design or re-development of any premises on which the same are located or to which they are connected;

	(iii)	the provision of electric lines and electrical plant (a) insofar as the same are required for the specific purpose of enabling the provision of top-up or standby supplies or sales of electricity or (b) to provide a higher degree of security than is required for the purposes of complying with standard condition 5;

	(iv)	the amount by which charges for the provision of prepayment meters to customers exceed charges for the provision of standard meters for such customers, in respect of which the amount receivable per customer shall not exceed that used by the Authority in formulating PUM in Special Condition B (Restriction of distribution charges); and

	(v)	special metering or telemetry or data processing equipment for the purposes of enabling any person which is a party to the BSC to comply with its obligations in respect of metering thereunder, or for the performance by the licensee of any service in relation thereto.

C6.	There may be treated as an excluded service for the purposes of the distribution business, charges for the relocation of electric lines or electrical plant and the carrying out of works associated therewith pursuant to a statutory obligation (other than under Section 9(1) or Section 16 of the Act) imposed on the licensee.

Information to be provided to the Authority

C7.	The licensee shall following the end of each relevant year furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph

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7 of Special Condition D (Information to be provided to the Authority in connection with the charge restriction conditions), details specifying separately the nature of all services provided as part of its distribution business and treated as excluded services by the licensee during the course of such year and stating the revenues derived by the licensee in respect of each such service so treated.

C8.	Where the Authority is satisfied that in light of the principles set out in paragraphs C2 to C6 inclusive any service treated by the licensee as an excluded service should not be so treated, the Authority shall issue directions to that effect, and the service or services specified in the directions shall cease to be treated as excluded services from the date of issue of the directions or (subject to paragraph 10 of Special Condition D (Information to be provided to the Authority in connection with the charge restriction conditions)) such other date as may be specified in the directions.

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Part D. Regulated distribution unit categories

D1.	The licensee shall following the end of each relevant year furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 7 of Special Condition D (Information to be provided to the Authority in connection with the charge restriction conditions), details specifying separately those use of system charges in respect of which the licensee has during the course of such year treated the units distributed as falling within the definition of each of LV1 units and LV2 units and LV3 units respectively.

D2.	The definition of LV1 units includes units distributed under the following tariffs:

Domestic Economy 7 Tariff, day units
Combined Premises E7 Tariff (day units)
Non-domestic E7 Tariff (day units)
E7 Evening and Weekend Tariff (weekday day units)
E7 Evening and Weekend Tariff (Non-domestic) (evening and weekend units)

D3.	The definition of LV2 units includes units distributed under the following tariffs:

Domestic Economy 7 Tariff (night units)
Combined Premises E7 Tariff (night units)
Non-domestic E7 Tariff (night units)
E7 Evening and Weekend Tariff (Non-domestic) (night units)
Restricted Hour Tariffs
Farm Crop Drying Tariff

D4.	The definition of LV3 units includes units distributed under the following tariffs:

Domestic Tariff (unrestricted)
Combined Premises Tariff (unrestricted)
Non-domestic Tariff (unrestricted)
Monthly MD Tariff (LV)
Monthly MD Tariff (Sub-station, LV metered)
Monthly STOD Tariff (LV)
Monthly STOD Tariff (Sub-station, LV metered)
Public Lighting Tariff (monthly)

D5.	Notwithstanding the provisions of paragraphs D2 to D4 above, where the Authority is satisfied that a tariff or tariffs in respect of which the licensee has treated the units distributed as falling within one of the categories in paragraphs D2 to D4 above should not be so treated, the Authority shall issue directions to that effect and the tariff or tariffs specified in the directions shall cease to be so treated from the date of issue of the directions or (subject to paragraph 10 of Special Condition D (Information to be provided

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to the Authority in connection with the charge restriction conditions)) such other date as may be specified in the directions and shall with effect from such date be treated in such manner as may be specified in the directions.

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Part E. Calculation of factor in respect of distribution losses

E1.	The terms ALt and Lt, which are used in paragraph 3 of Special Condition B (Restriction ofdistribution charges), shall each be determined, for relevant years commencing on or after the 1st April 1995, using the consistent methodological basis set out in paragraphs E2 to E5 below.

Consistent methodological basis for determination of ALt and Lt

E2.	Adjusted distribution losses shall be deemed to be the difference between adjusted grid supply point purchases and adjusted units distributed.

E3.	Units metered on entry to the licensee’s distribution system shall be adjusted to obtain adjusted grid supply point purchases by:

	(a)	excluding that number of units which is equal to the sum of:

		(i)	EHV units; and

		(ii)	units distributed by the licensee for the purpose of supply to premises outside the licensee’s distribution services area; and

		(iii)	an amount in respect of distribution losses between the grid supply point and the exit point attributable to the units referred to in (i) and (ii) above, as determined in accordance with paragraph A4 in Part A of Schedule A; and

	(b)	including an amount (in units) to represent the effect of units entering the licensee’s distribution system otherwise than at grid supply points, being the difference between the number of units so entering and the number of units that would have been required to have entered at grid supply points in their absence (such latter number of units being calculated consistently with the principles underlying the schedule of adjustment factors in respect of distribution losses referred to at sub-paragraph (b) of paragraph 2 of standard condition 4).

E4.	For so long as units are metered on entry to the licensee’s distribution system at bulk supply points instead of at grid supply points, such units shall be calculated by:

	(i)	applying the procedures in paragraph E3 as if all references to units metered at grid supply points were to units metered at bulk supply points; and

	(ii)	grossing-up units metered at the bulk supply points by the relevant grid supply point conversion factor being either:

		(a)	0.5 per cent of the units metered at the bulk supply points; or

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(b) such other factor to take account of losses occurring between the grid supply points and the bulk supply points as the licensee may with the prior approval of the Authority determine to be appropriate.

E5.	Adjusted units distributed shall be obtained by:

	(a)	calculating all units distributed by the licensee metered at exit points on leaving the licensee’s distribution system; and

	(b)	deducting therefrom EHV units and units distributed for the purpose of supply to premises outside the licensee’s distribution services area; and

	(c)	adding thereto an amount equal to the units consumed on the licensee’s premises in the distribution services area (insofar as not otherwise taken into account in determining units distributed under sub-paragraph (a) above).

Initial relevant loss percentage in the term ALt

E6.	In the first relevant year, the initial relevant loss percentage in the term ALt shall (consistently with the methodology set out in paragraphs E2 to E5 above) be deemed to be:

adjusted GSP purchase units less adjusted units distributed
adjusted units distributed

where adjusted GSP purchase units are calculated as provided in paragraph E7 and adjusted units distributed are calculated as provided in paragraph E8.

E7.	Adjusted GSP purchase units shall be calculated in accordance with the procedures successively described in the following sub-paragraphs:

	(a)	the actual losses in each of relevant years t-1, t-2 and t-3 (the “historical losses”) shall be calculated as the difference in each of those years between units purchased at entry points to the licensee’s distribution system and units sold;

	(b)	the historical loss percentage shall be calculated as the proportion (expressed as a percentage) which the aggregate historic losses were of the aggregate units purchased at entry points to the licensee’s distribution system, in each case over the three relevant years t-1 to t-3;

	(c)	the total number of units sold in relevant year t-1 shall be grossed up by the historical loss percentage (“BSP purchase units”); and

	(d)	the figure for BSP purchase units resulting from sub-paragraph (c) shall be adjusted to obtain adjusted GSP purchase units in accordance with the provisions of paragraphs E3 and E4 above.

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E8.	Adjusted units distributed shall be calculated by applying the methodology of paragraph E5 in respect of those units referred to in sub-paragraphs (a) to (c) of paragraph E5 in relevant year t-1.

Information to be provided to the Authority

E9.	The licensee shall within three months after the entry into force of this licence furnish to the Authority a statement showing the initial relevant loss percentage and the underlying calculations.

E10.	The licensee shall, following the end of each relevant year, furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 7 of Special Condition D (Information to be provided to the Authority in connection with the charge restriction conditions), a statement showing adjusted distribution losses for that relevant year, accompanied by the underlying calculations and (where appropriate) an explanation of any changes in the basis of calculation or estimation thereof.

E11.	Where the Authority is satisfied that any statement or underlying calculation provided has not been drawn up in conformity with paragraphs E2 to E8 above, the Authority may issue directions, and the statement or underlying calculation shall be adjusted with effect from the date of issue of the directions or (subject to paragraph 10 of Special Condition D (Information to be provided to the Authority in connection with the charge restriction conditions)) such other date as may be specified in the directions.

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SCHEDULE 1

SPECIFIED AREA

Great Britain

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SCHEDULE 2

REVOCATION

1.	The Authority may at any time revoke the licence by giving no less than 30 days’ notice (24 hours’ notice, in the case of a revocation under sub-paragraph 1(f)) in writing to the licensee:

	(a)	if the licensee agrees in writing with the Authority that the licence should be revoked;

	(b)	if any amount payable under standard condition 3 (Payments by the licensee to the Authority) is unpaid 30 days after it has become due and remains unpaid for a period of 14 days after the Authority has given the licensee notice that the payment is overdue – provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

	(c)	if the licensee fails:

		(i)	to comply with a final order (within the meaning of section 25 of the Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and (in either case) such failure is not rectified to the satisfaction of the Authority within three months after the Authority has given notice in writing of such failure to the licensee – provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 27 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined; or

		(ii)	to pay any financial penalty (within the meaning of section 27A of the Act) by the due date for such payment and such payment is not made to the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 27E of the Act could be made questioning the validity or effect of the financial penalty or before the proceedings relating to any such application are finally determined;

	(b)	if the licensee fails to comply with:

		(i)	an order made by the Secretary of State under section 56, 73, 74 or 89 of the Fair Trading Act 1973; or

		(ii)	an order made by the court under section 34 of the Competition Act 1998;

	(c)	if the licensee:

		(i)	has ceased to carry on the distribution business;

		(ii)	has not commenced carrying on the distribution business within 5 years of the date on which the licence comes into force;

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	(d)	if the licensee:

		(i)	is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraphs 2 and 3 of this schedule) or has any voluntary arrangement proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Authority);

		(ii)	has a receiver (which expression shall include an administrative receiver within the meaning of section 251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

		(iii)	has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;

		(iv)	passes any resolution for winding-up other than a resolution previously approved in writing by the Authority; or

		(v)	becomes subject to an order for winding-up by a court of competent jurisdiction; or

	(g)	if the licensee is convicted of having committed an offence under section 59 of the Act in making its application for the licence.

2.	For the purposes of sub-paragraph 1(f)(i), section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for “£750” there was substituted “£100,000” or such higher figure as the Authority may from time to time determine by notice in writing to the licensee.

3.	The licensee shall not be deemed to be unable to pay its debts for the purposes of sub-paragraph 1(f)(i) if any such demand as is mentioned in section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Authority under paragraph 1.

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SCHEDULE 3

DISTRIBUTION SERVICES AREA

The distribution services area shall comprise that area which is outlined on the attached map and shall additionally include those premises listed in List A (the “Additional Premises”) but shall not include those premises listed in List B (the “Excluded Premises”).

A:	ADDITIONAL PREMISES

	Address	Grid Ref:

	Congleton Youth Centre	SJ 8658 6420
Jacksons Road
Eaton Bank
Congleton
CW12 1NT

	Dane Valley High School	SJ 8655 6425
Jacksons Road
Eaton Bank
Congleton
CW12 1NT

	Eaton Bank Farm	SJ 8652 6410
Jacksons Road
Eaton Bank
Congleton
CW12 1PF

	Eaton Bank Farm Cottage	SJ 8650 6412
Jacksons Road
Eaton Bank
Congleton
CW12 1PF

	Building D	SJ 8670 6390
Eaton Bank Trading Estate
Congleton
CW12 1PH

	Building E	SJ 8650 6390
Eaton Bank Trading Estate
Congleton
CW12 1PH

	Halsall Lane Pumping Station	SJ 4080 0864
Halsall Lane
Ormskirk
L39 3AT

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B:	EXCLUDED PREMISES

	Address	Grid Ref:

None